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                                                              EXHIBIT 10.1(h)

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                AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT

                                  by and among

                            POLAROID HOLDING COMPANY

                            ONE EQUITY PARTNERS, LLC

                                       and

                        THE OTHER INVESTORS NAMED HEREIN

                          Dated as of February 5, 2003

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                                TABLE OF CONTENTS

                                                                              PAGE
ARTICLE I RESTRICTIONS ON TRANSFER OF SECURITIES.................................2

         1.1.         Restrictions on Transfers of Securities....................2
         1.2.         Legend.....................................................4
         1.3.         Notation...................................................5

ARTICLE II OTHER COVENANTS AND REPRESENTATIONS...................................5

         2.1.         Financial Statements and Other Information.................5
         2.2.         Sale of the Company........................................6
         2.3.         Tag-Along Rights...........................................7
         2.4.         Corporate Opportunity......................................9

ARTICLE III CORPORATE ACTIONS...................................................10

         3.1.         Directors and Voting Agreements...........................10
         3.2.         Right to Remove Certain of the Company's Directors........10
         3.3.         Right to Fill Certain Vacancies in Company's Board........10
         3.4.         Amendment of Certificate and Bylaws.......................11
         3.5.         Termination of Voting Agreements..........................11
         3.6.         Fees and Expenses.........................................11

ARTICLE IV ADDITIONAL RESTRICTIONS ON TRANSFERS OF INCENTIVE
                      SECURITIES HELD BY MANAGEMENT INVESTORS...................11

         4.1.         Certain Definitions.......................................11
         4.2.         Restrictions on Transfer..................................12
         4.3.         Purchase Option...........................................13
         4.4.         Involuntary Transfers.....................................16
         4.5.         Proceeds upon an Approved Sale............................17
         4.6.         Purchaser Representative..................................18

ARTICLE V MISCELLANEOUS.........................................................18

         5.1.         Amendment and Modification................................18
         5.2.         Successors and Assigns....................................19
         5.3.         Severability..............................................19
         5.4.         Notices...................................................19
         5.5.         Governing Law.............................................20

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         5.6.         Headings..................................................20
         5.7.         Counterparts..............................................20
         5.8.         Further Assurances........................................20
         5.9.         Termination...............................................20
         5.10.        Remedies..................................................20
         5.11.        Party No Longer Owning Securities.........................20
         5.12.        No Effect on Employment or Directorship...................21
         5.13.        Pronouns..................................................21
         5.14.        Entire Agreement..........................................21
         5.15.        Regulatory Compliance Cooperation.........................21
         5.16.        Future Individual Investors...............................21

                                        2
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                                    SCHEDULES

Schedule I              Investors and Securities Purchased

                                       3
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                                  DEFINED TERMS

Adjusted Cost Price..........................................................15
Affiliate.....................................................................4
Agreement.....................................................................1
Approved Sale.................................................................7
Cause........................................................................11
Closing Date.................................................................12
Common Stock..................................................................1
Company.......................................................................1
Director Investor.............................................................1
Director Investors............................................................1
Employee Investor.............................................................1
Employee Investors............................................................1
Escrow Amount.................................................................9
Escrow Notice.................................................................9
Exchange Act..................................................................6
Fair Market Value Price......................................................16
First Agreement...............................................................1
Holders.......................................................................8
Incentive Securities.........................................................12
Investor......................................................................1
Investors.....................................................................1
Management Investor...........................................................1
Management Investors..........................................................1
OEP...........................................................................1
OEP Affiliates................................................................3
OEP Associates................................................................3
Option Purchase Price........................................................14
Option Termination Date......................................................14
Permitted Transferee..........................................................3
Preferred Stock...............................................................1
Public Offering...............................................................4
Purchase Option..............................................................14
Regulatory Problem...........................................................22
Required Holders..............................................................7
Schedule I....................................................................1
Securities....................................................................1
Securities Act................................................................2
Seller........................................................................8
Seller's Notice...............................................................8
Special Registration Statement................................................4
Tag-Along Notice..............................................................8
Termination Date.............................................................14
Transfer......................................................................2
Transfer Date................................................................16
Unit Offering.................................................................4
Unvested Shares..............................................................16
Vested Shares................................................................15

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                AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT

          THIS IS AN AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT, dated as of February 5, 2003 (the "AGREEMENT"), by and among Polaroid Holding Company, a Delaware corporation (the "COMPANY"), One Equity Partners, LLC, a Delaware limited liability company ("OEP") , the individuals listed on the signature pages hereto as "Employee Investors" (each individually an "EMPLOYEE INVESTOR" and together, the "EMPLOYEE INVESTORS"), the individuals listed on the signature pages hereto as "Director Investors" (each individually, a "DIRECTOR INVESTOR" and together, the "DIRECTOR INVESTORS") and the other individuals listed on the signature pages hereto. The Employee Investors and the Director Investors are sometimes referred to herein individually as a "Management Investor" and collectively as "Management Investors". OEP, each of the Management Investors, each of the other individuals listed on the signature pages hereto and any other investor in the Company who becomes a party to or agrees to be bound by this Agreement are sometimes referred to herein individually as an "INVESTOR" and collectively as the "INVESTORS."

                                   BACKGROUND

          A. Each Investor currently owns, (i) the number of shares of Series A 8% Cumulative Compounding Preferred Stock, par value $.001 per share ("PREFERRED STOCK"), of the Company, and (ii) the number of shares of Common Stock, par value $.001 per share ("COMMON STOCK"), of the Company, in each case as set forth opposite such Investor's name on SCHEDULE I hereto.

          B. As used herein, the term "SECURITIES" shall mean Common Stock, Preferred Stock, and any other shares of capital stock of the Company, and any securities convertible into or exchangeable for such capital stock, and any options (including any options issued to Investors), warrants or other rights to acquire such capital stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of Common Stock or Preferred Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

          C. OEP and the Company entered into that certain Securities Holders Agreement, dated as of November 27, 2002 (the "FIRST AGREEMENT") and desire to amend and restate the First Agreement in its entirety as set forth herein.

                                      TERMS

          In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto amend and restate the First Agreement in its entirety and hereby agree as follows:

                                    ARTICLE I

                     RESTRICTIONS ON TRANSFER OF SECURITIES

     1.1. RESTRICTIONS ON TRANSFERS OF SECURITIES. The following restrictions on Transfer (as defined in Section 1.1(a) below) shall apply to all Securities owned by any Investor or Permitted Transferee (as defined in Section 1.1(b) below), except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof:

          (a) No Investor or Permitted Transferee shall Transfer (other than in connection with a redemption or purchase by the Company) any Securities unless
(i) such Transfer is to a person approved in advance in writing by OEP (so long as OEP and its Affiliates (as defined hereinafter) and Permitted Transferees (other than Permitted Transferees under Section 1.1(b)(iv)) own in the aggregate at least 25% of the outstanding shares of Common Stock calculated on a fully diluted basis), including shares held by the transferor, except that no advance written approval is required for a Transfer by OEP, and (ii) such Transfer complies with the provisions of this Section 1.1, and, in addition, in the case of Incentive Securities (as defined in Section 4.1(b)), Article IV of this Agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, "TRANSFER" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or grant of voting rights (except for the voting agreement set forth in Article III hereof) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

               Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer, together with, if requested by the Company, a written opinion of legal counsel, addressed to the Company and the transfer agent for the Company's securities, if other than the Company, and reasonably satisfactory in form and substance to the Company, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 1.2 hereof, except that such certificate shall not bear the legend contained in the first paragraph of Section 1.2 hereof if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act.

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               Nothing in this Section 1.1(a) shall prevent the Transfer, free of any restrictions under this Agreement, of Securities by an Investor or a Permitted Transferee to one or more of its Permitted Transferees or to the Company; PROVIDED, HOWEVER, that each such Permitted Transferee (except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were an Investor (or if the Permitted Transferee were a Management Investor, a Management Investor) hereunder; and PROVIDED FURTHER, HOWEVER, that (i) no person (other than a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) shall be a Permitted Transferee unless such transferee executes and delivers a joinder to this Agreement reasonably satisfactory in form and substance to the Company which joinder states that such person agrees to be fully bound by this Agreement as if it were an Investor (or if the Permitted Transferee were a Management Investor, a Management Investor) hereunder, and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act and any applicable state securities laws or pursuant to an available exemption therefrom.

          (b)  As used herein, "PERMITTED TRANSFEREE" shall mean:

               (i) in the case of any Investor or Permitted Transferee who is a natural person, such person's spouse or children or grandchildren (in each case, natural or adopted), or any trust for the sole benefit of such person, such person's spouse or children or grandchildren (in each case, natural or adopted), or any corporation, partnership or limited liability company in which the direct and beneficial owner of all of the equity interest is such individual person or such person's spouse or children or grandchildren (in each case, natural or adopted);

               (ii) in the case of any Investor or Permitted Transferee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such person's assets;

               (iii) in the case of OEP or its Permitted Transferees, (I) any Affiliate (as hereinafter defined) of OEP (collectively, "OEP AFFILIATES"), (II) any present or former managing director, director, general partner, limited partner, officer or employee of OEP or any OEP Affiliate, or any spouse, lineal descendant (natural or adopted), sibling or parent of any of the foregoing persons in this clause (II) or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (II) (provided that no OEP Affiliate that becomes such an entity primarily for the purpose of effecting a transfer of Securities shall be considered a Permitted Transferee) (collectively, "OEP ASSOCIATES"), and (III) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which, include only OEP, OEP Affiliates, or OEP Associates;

               (iv) in the case of any Investor or Permitted Transferee, any person if such person takes such Securities pursuant to a sale in a Public Offering or following a Public Offering in open market transactions or under Rule 144 under the Securities Act; and

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               (v)  in the case of an Investor or Permitted Transferee who is not a natural person, any Affiliate of such Investor.

          (c) As used herein, "AFFILIATE" means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person.

          (d) As used herein, "PUBLIC OFFERING" means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than a Special Registration Statement in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $50,000,000).

          (e) As used herein, "SPECIAL REGISTRATION STATEMENT" means (I) a registration statement on Form S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or to security holders of a corporation or other entity being acquired by, or merged with, the Company or (II) a registration statement registering a Unit Offering.

          (f) As used herein, "UNIT OFFERING" means a public offering of a combination of debt and equity securities of the Company in which not more than 20% of the gross proceeds received from the sale of such securities is attributed to such equity securities.

     1.2. LEGEND. (a) ALL SECURITIES. Any certificates representing Securities shall bear the following legend (in addition to any other legend required under applicable law):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, AS AMENDED FROM TIME TO TIME (THE "SECURITIES HOLDERS AGREEMENT"), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE

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          SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE
          SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

          (b) INCENTIVE SECURITIES. In addition to the legends required by
Section 1.2(a) above, the following legend shall appear on certificates representing Incentive Securities (as defined hereinafter), PROVIDED, that the Company's failure to cause certificates representing Incentive Securities to bear such legend shall not affect the Company's Purchase Option described in
Section 4.3:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT FOR A PERIOD OF TIME TO A PURCHASE OPTION OF THE COMPANY APPLICABLE TO "INCENTIVE SECURITIES" AS DESCRIBED IN THE SECURITIES HOLDERS AGREEMENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

     1.3. NOTATION. A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

                                   ARTICLE II

                       OTHER COVENANTS AND REPRESENTATIONS

     2.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. (a) The Company shall deliver to OEP (so long as OEP or its Permitted Transferees (other than Permitted Transferees pursuant to Section 1.1(b)(iv)) owns any Securities):

               (i) as soon as available and in any event within 15 days after the end of each calendar month, consolidated balance sheets of the Company and its subsidiaries as of the end of such calendar month, and consolidated statements of income and cash flows of the Company and its subsidiaries for the calendar month then ended, shown in comparison to the budgeted amounts for the same period and the same monthly period from the prior fiscal year, prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of notes and to year-end adjustments;

               (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended, shown in comparison to the budgeted amounts for the same period and the same quarterly period from the prior fiscal year, prepared in conformity with United States generally accepted accounting

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principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of notes and to year-end adjustments;

               (iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation;

               (iv) to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), actually prepared by the Company as soon as such reports are generally available;

               (v) prior to the beginning of each fiscal year, an annual budget which has been approved by the Board of Directors of the Company, prepared on a month by month basis for the Company and its subsidiaries for such fiscal year (displaying anticipated statements of income and cash flow), and promptly upon preparation thereof any other significant budgets prepared by the Company, and any revisions of such annual or other budgets; and

               (vi) such other documents, reports, financial data and other information as OEP may reasonably request.

          (b) INSPECTION AND ACCESS. The Company shall permit any authorized representatives designated by OEP to visit and inspect any of the properties of the Company and its subsidiaries, including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision the Company authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Company and its subsidiaries, whether or not a representative of the Company is present), all at such reasonable times and as often as OEP may reasonably request.

     2.2. SALE OF THE COMPANY.

          (a) So long as the Company has not consummated a Public Offering, if the Required Holders (as defined hereinafter) approve the sale of the Company, whether by merger, consolidation, sale of outstanding capital stock, sale of all or substantially all of its assets or otherwise (any of the foregoing, an "APPROVED SALE"), (i) each Investor and Permitted Transferee will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, (ii) if the Approved Sale is structured as a sale of stock, each Investor and Permitted Transferee will agree to sell and will be permitted to sell all of such Investor's or Permitted Transferee's Common Stock, Preferred Stock and options to

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acquire Common Stock on the terms and conditions approved by the Required
Holders, and (iii) if the Approved Sale includes the sale, exchange, redemption, cancellation or other disposition of securities (other than Common Stock) convertible into or exchangeable for capital stock of the Company, or options, warrants or other rights to purchase such capital stock or securities, each Investor or Permitted Transferee will sell, exchange, redeem, cancel or otherwise dispose of such securities or options, warrants or other rights on the terms and conditions approved by the Required Holders. Each Investor and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale. As used herein, the term "REQUIRED HOLDERS" means the holders of not less than a majority of the Company's then outstanding Common Stock, provided that such holders include OEP.

          (b) The obligations of each of the Investors and Permitted Transferees with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, all of the Investors and Permitted Transferees will receive the same form and amount of consideration per share of Common Stock (net of, in the case of an option or any other right to acquire Common Stock, the exercise price of such option), or if any holder of Common Stock is given an option as to the form and amount of consideration to be received in respect of Common Stock, all Investors and Permitted Transferees holding Common Stock will be given the same option, and
(ii) upon the consummation of the Approved Sale, all of the Investors and Permitted Transferees holding Preferred Stock will receive the same form and amount of consideration per share of Preferred Stock, or if any holder of Preferred Stock is given an option as to the form and amount of consideration to be received in respect of Preferred Stock, all Investors and Permitted Transferees holding Preferred Stock will be given the same option.

          (c) Each Investor and Permitted Transferee acknowledges that its or his or her pro rata share (based upon the number of shares of Common Stock owned (or acquirable pursuant to options, warrants or other rights to purchase Common Stock, or securities convertible into or exchangeable for Common Stock) by such holder) of the aggregate proceeds of an Approved Sale may be reduced by transaction expenses related to such Approved Sale.

     2.3. TAG-ALONG RIGHTS.

          (a) (i) Except as otherwise provided in Section 2.3(a)(iii) below, no Seller (as hereinafter defined) shall sell any shares of Common Stock in any transaction or series of related transactions unless all "HOLDERS" (as hereinafter defined) are offered an equal opportunity to participate in such transaction or transactions on a pro rata basis, and, subject to paragraph (ii) below, on identical terms (including amount and type of consideration paid). For the avoidance of doubt, such participation on a pro rata basis shall mean that such Holder shall be entitled to sell the number of shares of Common Stock proposed to be sold by the Seller, multiplied by a fraction, the numerator of which is the number of shares of Common Stock then owned by such Holder and the denominator of which is the number of shares of outstanding Common Stock. If any Holder elects not to participate in full or in part on a pro-rata basis, the Seller may increase the number of shares sold by it by the number of shares any such Holder elects not to include pursuant to the terms hereof. As used in this
Section 2.3, "SELLER" shall mean OEP and OEP

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Affiliates; "HOLDERS" shall mean any Investor or Permitted Transferee (other than OEP and OEP Affiliates and other than a Permitted Transferee by virtue of
Section 1.1(b)(iv)).

               (ii) Prior to any sale of shares of Common Stock subject to these provisions, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "SELLER'S NOTICE") shall set forth: (A) the number of shares of Common Stock subject to the proposed sale, (B) the name and address of the proposed purchaser, and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Company shall promptly, and in any event within 30 days of the Company's receipt of the Seller's Notice, deliver or cause to be delivered the Seller's Notice to each Holder. A Holder may exercise the tag-along right by delivery of a written notice (the "TAG-ALONG NOTICE") to the Seller within 15 days of the date the Company delivered or caused to be delivered the Seller's Notice. The Tag-Along Notice shall state the number of shares of Common Stock that the Holder proposes to include in the proposed sale, up to the maximum pro rata share described above. If a Holder entitled to participate therein delivers a Tag-Along Notice, such holder shall be obligated to sell that number of shares of Common Stock specified in the Tag-Along Notice upon the same terms and conditions as those under which the Seller is selling, conditioned upon and contemporaneously with completion of the Seller's sale of its shares of Common Stock. If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of shares of Common Stock on terms and conditions no more favorable to the Seller than those stated in the Seller's Notice and in accordance with the provisions of this
Section 2.3.

               (iii) Notwithstanding anything herein to the contrary, a Seller may make any of the following Transfers without offering the Holders the opportunity to participate: (A) Transfers by a Seller to any Permitted Transferee, PROVIDED that the proposed Permitted Transferee (except a Permitted Transferee by virtue of Section 1.1(b)(iv) hereof) agrees in writing to be bound by the provisions of this Agreement; (B) sales pursuant to an effective registration statement under the Securities Act, (C) sales in connection with an Approved Sale, and (D) sales of Common Stock to any person other than a Permitted Transferee that, together with any previous Transfers, aggregate less than 15% of the Common Stock then outstanding.

               (iv) Each Investor acknowledges for itself and its transferees that OEP may grant in the future tag-along rights relating to shares of Common Stock to other holders of Common Stock and such holders will (A) have the same opportunity to participate in sales by OEP as provided to the parties hereto, and (B) be included in the calculation of the pro rata basis upon which Holders may participate in a sale.

               (v) Each of the parties hereto acknowledges that the Company (A) may issue Securities to persons in the future and (B) may adopt a stock option plan pursuant to which employees, directors, consultants or other individuals may be granted, subject to the terms of such plan, options to purchase Common Stock or other Securities, and that such persons or participants may become subject to this Agreement and may be "Holders" for purposes of this Section 2.3.

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               (vi) The tag-along obligations of the Sellers provided under this
Section 2.3 shall terminate upon the earlier of (A) the consummation of a Public Offering, and (B) the day after the date on which OEP and OEP Affiliates own less than 10% of the outstanding Common Stock. Upon the termination of such obligations, the rights of Holders with respect thereto shall also terminate.

               (vii) Notwithstanding the requirements of this Section 2.3, a Seller may sell a Security at any time without complying with the requirements of the above provisions of this Section 2.3 so long as the Seller deposits into escrow with an independent third party at the time of the sale that amount of the consideration received in the sale equal to the Escrow Amount. The "ESCROW AMOUNT" shall equal the amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 2.3(a)(ii) and (B) proposed to include all of its shares of Common Stock which it would have been entitled to include in the sale. No later than the date of the sale, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "ESCROW NOTICE") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and the account number of the escrow account. The Company shall promptly, and in any event within 10 days, deliver or cause to be delivered the Escrow Notice to each Holder. A Holder may exercise the tag-along right described in this clause
(vii) by delivery to the Seller, within 15 days of the date the Company delivered or caused to be delivered the Escrow Notice, of (A) a written notice specifying the number of shares of Common Stock it proposes to sell, and (B) the certificates representing such shares of Common Stock, with transfer powers duly endorsed in blank. Promptly after the expiration of the 15th day after the Company has delivered or caused to be delivered the Escrow Notice, (A) the Seller shall purchase that number of shares of Common Stock as Seller would have been required to include in the sale had Seller complied with the provisions of
Section 2.3(a)(ii), (B) the Company shall cause to be released from the escrow to the Holder from whom the Seller purchases shares of Common Stock pursuant to clause (A) of this paragraph the applicable amount of consideration due to such Holder together with any interest thereon, and (C) all remaining funds and other consideration held in escrow shall be released to the Seller. If the Seller received consideration other than cash in the sale, the Seller shall purchase the shares of Common Stock tendered by paying to the Holders cash and non-cash consideration in the same proportion as received by the Seller in the sale.

          2.4. CORPORATE OPPORTUNITY. To the fullest extent permitted by any applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to OEP or any of its Affiliates or representatives (including any directors of the Company designated by such persons). In particular, (a) OEP and its Affiliates shall have the right to engage in business activities, whether or not in competition with the Company or its subsidiaries or the Company's or its subsidiaries' business activities, without consulting any other Investor, and (b) OEP shall not have any obligation to any other Investor with respect to any opportunity to acquire property or make investments at any time.

                                   ARTICLE III

                                CORPORATE ACTIONS

     3.1. DIRECTORS AND VOTING AGREEMENTS.

                (a) Each Investor and Permitted Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock entitled to vote owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that (i) the number of directors comprising the Board of Directors of the Company shall be as OEP shall determine, and (ii) the individuals designated by OEP shall be elected to the Board of Directors of the Company.

                (b) Each Investor and Permitted Transferee agrees to take all necessary action to cause the composition of the Board of Directors of the Company to remain in accordance with Section 3.1(a) hereof (including, without limitation, voting or causing to vote or acting by written consent with respect to, all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or held by such Investor or Permitted Transferee in favor of such persons) and to act itself (if a member of the Board of Directors) or cause its designee (if any) on the Board of Directors to vote or act by written consent to cause the Board of Directors of the Company to be in accordance with Section 3.1(a) hereof.

                (c) Any of the rights held by OEP to designate directors of the Company set forth in paragraph (a) above shall terminate on such date as OEP, together with its respective Affiliates and Permitted Transferees, collectively own less than 35% of the outstanding Common Stock.

          3.2. RIGHT TO REMOVE CERTAIN OF THE COMPANY'S DIRECTORS. OEP may request that any director subject to designation by it be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor and Permitted Transferee shall promptly consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon now or hereafter owned or controlled by it for the removal of such person as a director.

          3.3. RIGHT TO FILL CERTAIN VACANCIES IN COMPANY'S BOARD. In the event that a vacancy is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director subject to designation by OEP or if otherwise there shall exist or occur any vacancy on the Company's Board of Directors in a directorship subject to designation by OEP, such vacancy shall not be filled by the remaining members of the Company's Board of Directors, but each Investor and Permitted Transferee hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock entitled to vote thereon or any other voting capital stock of the Company now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by OEP pursuant to Section 3.1 hereof.

          3.4. AMENDMENT OF CERTIFICATE AND BYLAWS. Each Investor and Permitted Transferee agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company's Certificate of Incorporation, as amended, or Bylaws inconsistent with Article III of this Agreement unless OEP consents in writing thereto.

          3.5. TERMINATION OF VOTING AGREEMENTS. The voting agreements in Sections 3.1, 3.2, 3.3 and 3.4 hereof shall terminate on the date the Company consummates a Public Offering (if requested by the underwriter with respect to such offering).

          3.6. FEES AND EXPENSES. The Company will reimburse its directors for reasonable travel and other out of pocket expenses incurred by such persons in attending meetings of the Board of Directors or any committee thereof. The Company shall pay such fees or compensation (in addition to expenses) as is determined by the Board of Directors to any director who is not an employee of the Company (or its subsidiaries), it being understood that it is not expected that directors fees will be paid to any Director Investor for the first four years of his or her service on the Board of Directors of the Company.

                                   ARTICLE IV

                     ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                INCENTIVE SECURITIES HELD BY MANAGEMENT INVESTORS

          4.1. CERTAIN DEFINITIONS. The terms defined below shall have the following meanings when used in this Article IV:

                (a) "CAUSE," when used in connection with the termination of an Employee Investor's employment with the Company or a majority-owned direct or indirect subsidiary of the Company, shall mean (i) willful fraud or dishonesty in connection with such Employee Investor's performance of his or her job duties that results in material harm to the Company and/or its subsidiaries, (ii) the failure by such Employee Investor to substantially perform his or her job duties that results in material harm to the Company and/or its subsidiaries, (iii) the conviction for, or plea of NOLO CONTENDERE to, a charge of commission of a felony involving moral turpitude, or that can reasonably be expected to cause material harm to the Company or its reputation, or material harm to any of the Company's subsidiaries or any of their reputations, or to materially impair such Employee Investor's ability to perform his or her job duties, or (iv) the material breach by the Employee Investor of the terms of this Agreement. "CAUSE," when used in connection with a Director Investor's removal as a member of the Board of Directors, shall mean (i) the breach by such Director Investor of his or her fiduciary duties as a director of the Company, (ii) the failure by such Director Investor to substantially perform his or her duties as a director of the Company that results in material harm to the Company and/or its subsidiaries, (iii) the conviction for, or plea of NOLO CONTENDERE to, a charge of commission of a felony involving moral turpitude, or that can reasonably be expected to cause material harm to the

Company or its reputation, or material harm to any of the Company's subsidiaries or any of their reputations, or to materially impair such Director Investor's ability to perform his or her duties as a director of the Company, or (iv) the material breach by the Director Investor of the terms of this Agreement.

                (b) "INCENTIVE SECURITIES" means the shares of Common Stock now or hereafter owned by a Management Investor, and all other securities of the Company (or a successor to the Company) received on account of ownership of the Incentive Securities, including any and all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

                (c) "CLOSING DATE" for purposes of this Article IV shall mean, with respect to any given Security, the date the Management Investor purchased or acquired such Security, unless another closing date is specified on Schedule I hereto opposite such Management Investor's name, in which case the closing date specified on Schedule I hereto opposite such Manager Investor's name shall be the Closing Date for such Management Investor.

          4.2. RESTRICTIONS ON TRANSFER. In addition to the restrictions imposed by Section 1.1 hereof, and notwithstanding anything to the contrary contained herein, none of the Management Investors shall effect a Transfer of any Incentive Securities other than (a) pursuant to Section 2.2 hereof in connection with an Approved Sale, (b) pursuant to Section 2.3 hereof in connection with the exercise of "Tag-Along Rights," (c) pursuant to Section 4.3 hereof in connection with an exercise of the Purchase Option (as such term is hereinafter defined), (d) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the members of the Company's Board of Directors), (e) to a Permitted Transferee of such Management Investor in question (other than a Permitted Transferee by virtue of Section 1.1(b)(iv)), or (f) in connection with a Public Offering in which such Management Investor is permitted to participate. In exercising the consent and approval provided for in clause (d), the Company may employ its sole discretion in evaluating the nature of the proposed transferee and the Company may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be a director of the Company or an employee of the Company or a majority-owned direct or indirect subsidiary of the Company and that the transferee purchase such Management Investor's Incentive Securities as a "Management Investor" subject to the restrictions of this
Article IV. In the event any Transfer is authorized pursuant to clause (d) above to a director of the Company or an employee of the Company or a majority-owned direct or indirect subsidiary of the Company as a "Management Investor," such director or employee shall execute an agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such director or employee shall agree to be bound by the terms and conditions of this Agreement as a "Management Investor," and such other provisions as the Company may determine, and upon such execution, such director or employee shall be entitled to the benefit of such provisions hereof and such other provisions as the Company determines and are set forth in such agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect, and the purported transferees shall have no rights or privileges in or with respect to the Company. Notwithstanding the foregoing provisions, each Management Investor agrees that he or she will not effect a Transfer of any Incentive Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable securities laws.

                For the purposes of this Agreement, the "Permitted Transferees" of any of the Management Investors shall be as set forth in Section 1.1(b)(i) or
(ii) hereof; PROVIDED, HOWEVER, that as a condition to a Transfer to any Permitted Transferee, such Permitted Transferee shall agree, in writing and in form and substance reasonably satisfactory to the Company, to become bound, and thereby shall become bound, by all the terms of this Agreement applicable to the Management Investor transferring such Incentive Securities. The Termination Date (as hereinafter defined) for a Permitted Transferee shall be the Termination Date with respect to the Management Investor who first acquired the Incentive Securities held by such Permitted Transferee pursuant to this Agreement.

          4.3.  PURCHASE OPTION.

                (a) GENERAL TERMS. In the event that any Employee Investor shall cease to be employed by the Company or a majority-owned direct or indirect subsidiary of the Company for any reason (including, but not limited to, death, temporary or permanent disability, retirement at age 65 or more under normal retirement policies, resignation or termination by the Company or a majority-owned direct or indirect subsidiary of the Company with or without Cause), other than by reason of a leave of absence approved by the Company or a majority-owned direct or indirect subsidiary of the Company, or in the event that any Director Investor shall cease to serve as a member of the Board of Directors for any reason (including, but not limited to, death, resignation or removal), such Management Investor (or his or her heirs, executors, administrators, transferees, successors or assigns) shall give prompt notice to the Company of such termination of service to the Company or its subsidiaries (except in the case of termination by the Company or a majority-owned direct or indirect subsidiary of the Company with or without Cause), and the Company or one or more designee(s) selected by a majority of the members of the Company's Board of Directors, shall have the right and option by written notice given at any time within 120 days after the later of the effective date of such termination of service (such effective date of termination being the "TERMINATION DATE") or the date of the Company's receipt of the aforesaid notice (the later of such dates, the "OPTION TERMINATION DATE"), to purchase from such Management Investor and his or her Permitted Transferees, or his or her heirs, executors, administrators, transferees, successors or assigns, as the case may be, any or all of the Incentive Securities then owned by such Management Investor (and his or her Permitted Transferees), at a purchase price equal to the Option Purchase Price (as hereinafter defined). The Company or its designee(s), as the case may be, shall give notice to the terminated Management Investor (or his or her heirs, executors, administrators, transferees, successors or assigns) of its intention to purchase Incentive Securities at any time not later than the Option Termination Date. The right of the Company and the Company's designee(s) set forth in this Section 4.3 to purchase a terminated Management Investor's Incentive Securities is hereinafter referred to as the "PURCHASE OPTION."

                (b) EXERCISE OF PURCHASE OPTION. The Purchase Option shall be exercised by written notice to the terminated Management Investor (or his or her heirs, executors, administrators, transferees, successors or assigns) executed by the Company or the Company's designee(s), as the case may be. Such notice shall set forth the number and type (i.e., Vested Shares or Unvested Shares) of Incentive Securities desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of Incentive Securities to be purchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee(s), as the case may be, good title to such of the Incentive Securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature, other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee(s), as the case may be, shall deliver to the seller the full amount of the Option Purchase Price (or the portion thereof to be paid by such party) for such Incentive Securities in cash or by plain check.

                (c) OPTION PURCHASE PRICE. If, (i) any Employee Investor's employment shall be terminated by the Company or a majority-owned direct or indirect subsidiary of the Company without Cause, (ii) any Employee Investor shall cease to be employed by the Company or a majority-owned direct or indirect subsidiary of the Company by reason of the voluntary termination of employment by such Management Investor or by reason of death, retirement at age 65 or more under normal retirement policies, or temporary or permanent disability, (iii) any Director Investor is removed from the Board of Directors without Cause, or
(iv) any Director Investor shall cease to be a member of the Board of Directors by reason of death or resignation, the "OPTION PURCHASE PRICE" for the Incentive Securities to be purchased from such Management Investor, and his or her Permitted Transferees, or his or her heirs, executors, administrators, transferees, successors and assigns, pursuant to the Purchase Option shall equal for each Vested Share held by such Management Investor to be purchased, the Fair Market Value Price, and for each Unvested Share held by such Management Investor to be purchased, the Adjusted Cost Price.

                Notwithstanding the foregoing and anything to the contrary contained herein, if any Employee Investor shall cease to be employed by the Company or any Director Investor shall cease to be a member of the Board of Directors for any reason other than those set forth in the first sentence of this Section 4.3(c) (including, but not limited to, any termination or removal for Cause), the Option Purchase Price for all Incentive Securities to be purchased from such Management Investor, and his or her Permitted Transferees, or his or her heirs, executors, administrators, transferees, successors and assigns, pursuant to the Purchase Option shall equal the number of Vested Shares and Unvested Shares held by such Management Investor to be purchased multiplied by the lower of (i) the Fair Market Value Price, and (ii) the original purchase price per share paid by such Management Investor for the Incentive Securities (adjusted for any stock dividend upon, or subdivision or combination of, or like change with respect to the Incentive Securities after the date hereof).

                As used herein:

                    (i) "ADJUSTED COST PRICE" for each share of Common Stock means $0.40 per share (adjusted for any stock dividend upon, or subdivision or combination of, or like change with respect to the Common Stock after the date hereof).

                    (ii) The number of "VESTED SHARES" held by a Management Investor shall equal the number of Incentive Securities held by such Management Investor on his or her Termination Date, multiplied by the Vesting Percentage set forth in the table below opposite the applicable Termination Date of such Management Investor:

If the Termination Date Occurs:                                  Vesting Percentage
-------------------------------                                  ------------------
On or prior to the first anniversary of the Closing Date         0.000

After the first anniversary of the Closing Date, and on or       0.250
prior to the day that is six months after the first
anniversary of the Closing Date

After the day that is six months after the first                 0.375
anniversary of the Closing Date, and on or prior to the
second anniversary of the Closing Date

After the second anniversary of the Closing Date, and on         0.500
or prior to the day that is six months after the second
anniversary of the Closing Date

After the day that is six months after the second                0.625
anniversary of the Closing Date, and on or prior to the
third anniversary of the Closing Date

After the third anniversary of the Closing Date, and on or       0.750
prior to the day that is six months after the third
anniversary of the Closing Date

After the day that is six months after the third                 0.875
anniversary of the Closing Date, and on or prior to the
fourth anniversary of the Closing Date

After the fourth anniversary of the Closing Date                 1.000

PROVIDED, HOWEVER, that, without limiting the applicability of this Section 4.3, in the event that on or prior to the fourth anniversary of the Closing Date there shall occur an Approved Sale, (i) the number of Vested Shares held by an Employee Investor shall equal the sum of (x) the number of Vested Shares that such Employee Investor would hold if the date of the consummation of the Approved Sale were deemed to be such Employee Investor's Termination Date, and
(y) 50% of the number of Unvested Shares held by such Employee Investor on the date of the consummation of the Approved Sale, and (ii) all of the Incentive Securities held by a Director Investor shall be Vested Shares on the date of the consummation of the Approved Sale.

                    (iii) The number of "UNVESTED SHARES" held by a Management Investor means the number of Incentive Securities held by such Management Investor on his or her Termination Date, minus the number of Vested Shares held by such Management Investor.

                    (iv) "FAIR MARKET VALUE PRICE" for each share of Common Stock means, as of the date the notice of exercise of the Purchase Option is given, the fair market value of such share as determined in good faith by the Company's Board of Directors, in its sole discretion, and the Fair Market Value Price for an option to purchase Common Stock shall be the Fair Market Value Price of a share of Common Stock (as so determined) less the exercise price of such option. The Board's determination of fair market value shall be final and binding.

          4.4. INVOLUNTARY TRANSFERS. In the event that the Incentive Securities owned by any Management Investor shall be subject to sale or other Transfer (the date of such sale or transfer shall hereinafter be referred to as the "TRANSFER DATE") by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary Transfer, then such Management Investor shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the Incentive Securities are proposed to be transferred, and the number of Incentive Securities to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company or one or more designee(s) selected by a majority of the members of the Board of Directors of the Company shall have the right and option to purchase any or all of such Incentive Securities which right shall be exercised by written notice given by the Company (or its designee) to such proposed transferor within 60 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 4.4 shall be at the price and on the terms applicable to such proposed Transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the Incentive Securities, the price to be paid by the buyer shall be the Option Purchase Price that would have been applicable hereunder had such Management Investor incurred a Termination Date as of the date of such proposed Transfer for the Incentive Securities by reason of a termination of his or her employment without Cause. The closing of the purchase and sale of Incentive Securities shall be held at the place and the date to be established by the buyer, which in no event shall be less than 10 or more than 60 days from the date on which the buyer gives notice of its election to purchase the Incentive Securities. At such closing, such Management Investor shall deliver the certificates evidencing the number of Incentive Securities to be purchased by the buyer, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the buyer good title to such of the securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the buyer shall deliver to such Management Investor the full amount of the purchase price for such Incentive Securities in cash or by plain check.

          4.5. PROCEEDS UPON AN APPROVED SALE. Each Employee Investor agrees, subject to the conditions set forth in the last sentence of this Section 4.5, that the proceeds of the sale of any Unvested Shares of such Employee Investor in connection with an Approved Sale pursuant to Section 2.2 (the "APPROVED SALE ESCROW AMOUNT") shall not be paid to such Employee Investor and shall instead be deposited into a trust for the exclusive benefit of the Employee Investors, until there is an event of forfeiture (as described below), at which time the funds subject to such forfeiture shall be paid to the Company or its successor. Such trust shall be established in accordance with such agreements and instruments as shall be reasonably determined by the Board of Directors of the Company and shall permit the trustee thereunder to invest the funds of such trust in such manner, consistent with such trustee's fiduciary obligations, as such trustee shall reasonably determine. The trust agreement shall provide (i) that the assets of the trust shall not be subject to the claims of the Company or any successor to the Company, except as provided herein in the case of forfeiture and (ii) that in the event an Employee Investor prevails in a suit against the Company or the trustee regarding his or her right to funds held in the trust, the Company shall pay the reasonable attorneys' fees and expenses of the Employee Investor incurred in such suit. On each of the first two anniversaries of the consummation of an Approved Sale, the trustee shall distribute to each Employee Investor 50% of such Employee Investor's Approved Sale Escrow Amount (together with the interest on such funds to be distributed); PROVIDED, that if earlier, the trustee shall distribute to each Employee Investor all of or the balance of such Employee Investor's Approved Sale Escrow Amount (together with the interest earned thereon) on the fourth anniversary of the Closing Date; PROVIDED FURTHER, HOWEVER, that in the event that the employment of the Employee Investor is terminated by the Company or its successor or a subsidiary thereof without Cause or such Employee Investor shall cease to be employed by the Company or its successor or a subsidiary thereof by reason of death, retirement at age 65 or more under normal retirement policies, or temporary or permanent disability, the trustee shall promptly pay all remaining funds held for the account of such Employee Investor, to such Employee Investor, or to his or her heirs, administrators, or estate (with interest), and in the event that the Employee Investor shall cease to be employed by the Company or its successor or a subsidiary thereof (other than by reason of an approved leave of absence) for any reason other than death, retirement at age 65 or more under normal retirement policies, temporary or permanent disability, or termination by the Company or its successor or a subsidiary thereof without Cause, all interest of the Employee Investor in such funds shall immediately terminate. An Employee Investor shall not be bound by the provisions of this Section 4.5 unless the Company or a successor of the Company agrees in writing to continue such Employee Investor's employment through the period ending on the fourth anniversary of the Closing Date (or, if earlier, the second anniversary of the closing of the Approved Sale) on terms and conditions at least as favorable, in the aggregate, to the Employee Investor as the terms and conditions of his employment prior to the Approved Sale.

          4.6. PURCHASER REPRESENTATIVE. If the Company or any Investor enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each of the Management Investors will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company. If each of the Management Investors appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if a Management Investor declines to appoint the purchaser representative designated by the Company, such Management Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Management Investor will be responsible for the fees of the purchaser representative so appointed.

                                    ARTICLE V

                                  MISCELLANEOUS

          5.1. AMENDMENT AND MODIFICATION. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) the Company,
(ii) OEP (so long as OEP and its Permitted Transferees (other than Permitted Transferees under Section 1.1(b)(iv)) own in the aggregate at least 10% of the outstanding shares of Common Stock (calculated on a fully diluted basis)), (iii) the holders of a majority of the outstanding shares of Common Stock (calculated on a fully diluted basis) held by the Investors, and (iv) in the case of any amendment to the provisions of Sections 2.3 and 4.3 hereof, the holders of a majority of the outstanding Common Stock (calculated on a fully diluted basis) of the Management Investors if such amendment would materially adversely affect such Management Investors, except that (a) the Company and OEP (so long as OEP and its Permitted Transferees (other than Permitted Transferees under Section 1.1(b)(iv)) own in the aggregate at least 10% of the outstanding shares of Common Stock calculated on a fully diluted basis) may amend the provisions of
Section 4.3 hereof with respect to any particular Management Investor with such Management Investor's consent and without the consent of any other Investor, and
(b) the Company may amend Schedule I to reflect a change in the ownership of Securities by an Investor or to reflect the addition of an Investor, with such Investor's consent and without the consent of any other Investor. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          5.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto. Except as contemplated hereby in connection with Transfers of Securities, this Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto.

          5.3. SEVERABILITY. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

          5.4. NOTICES. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                           If to the Company, to:

                           Polaroid Holding Company
                           1265 Main Street
                           Waltham, MA 02451
                           Attention:  General Counsel
                           Facsimile:  (781) 386-9698

                           If to OEP, to:

                           One Equity Partners, LLC
                           320 Park Avenue, 18th Floor
                           New York, NY  10022
                           Attention:  Chuck Auster
                           Facsimile:  (212) 277-1533

                           With a required copy to:

                           Dechert
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA 19103
                           Attention:  Carmen J. Romano, Esquire

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                           Facsimile:  (215) 994-2222

                If   to any other Investor, to such Investor's address as set
forth on the signature page hereto or such other address as may be specified from time to time in writing to the Company by any Investor.

                All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when confirmation of transmission is received, if faxed during normal business hours (or, if not faxed during normal business hours, the next business day after confirmation of transmission); and on the next business day, if timely delivered to a reputable courier guaranteeing overnight delivery.

          5.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

          5.6. HEADINGS. The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          5.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          5.8. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          5.9. TERMINATION. This Agreement shall terminate on the written agreement of the Investors who are parties hereto or when all the Investors except any one Investor no longer hold any Securities.

          5.10. REMEDIES. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          5.11. PARTY NO LONGER OWNING SECURITIES. If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

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          5.12. NO EFFECT ON EMPLOYMENT OR DIRECTORSHIP. Nothing herein contained shall confer on the Management Investor the right to (a) remain in the employ of the Company or any of its subsidiaries or Affiliates, or (b) remain a member of the Board of Directors of the Company.

          5.13. PRONOUNS. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          5.14. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement, it being understood that certain Investors are contemporaneously entering into other agreements and instruments. No Investor has the right to any information contained in Schedule I as it relates to any other Investor.

          5.15. REGULATORY COMPLIANCE COOPERATION. So long as OEP or its Permitted Transferees beneficially own any Securities, before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, or before the Company takes any action which would result in OEP or its Permitted Transferees having a Regulatory Problem (as described below), the Company shall give OEP thirty (30) days prior written notice of such pending action. Upon the written request of OEP made within thirty (30) days after its receipt of any such notice, stating that after giving effect to such action OEP would have a Regulatory Problem, the Company will defer taking such action for such period (not to extend beyond ninety (90) days after OEP's receipt of the Company's original notice) as OEP requests to permit it and its Permitted Transferees to reduce the quantity of Securities held by it and its Permitted Transferees, or to take such other necessary actions, in order to avoid the Regulatory Problem. In addition, the Company will not be party to any merger, consolidation, recapitalization or other transaction pursuant to which OEP would be required to take any voting securities or securities convertible into voting securities, which might reasonably be expected to cause OEP to have a Regulatory Problem. For purposes of this Section, a person will be deemed to have a "REGULATORY PROBLEM" when such person and such person's Permitted Transferees (i) would own, control or have power over a greater quantity of securities of any kind issued by the Company than are permitted to be owned under any requirement of any governmental authority applicable to such person or (ii) would have been caused to be or could be in violation of any provision of law applicable to such person.

          5.16. FUTURE INDIVIDUAL INVESTORS. The parties hereto agree that any current or future employee of the Company or other person who purchases Securities from the Company subsequent to the date hereof may become a signatory to this Agreement by executing a written instrument setting forth that such person agrees to be bound by the terms and conditions of this Agreement and this Agreement will be deemed to be amended to include such person as a Management Investor (or Investor, as the case may be) and the number of Securities purchased by him or her.

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                IN WITNESS WHEREOF, the parties hereto have executed this
Securities Holders Agreement the day and year first above written.


                               POLAROID HOLDING COMPANY


                               By /s/ Neal D. Goldman
                                  -------------------------------

                                  Name:  Neal D. Goldman
                                  Title: Executive Vice President
                                         Chief Administrative and Legal Officer

                               ONE EQUITY PARTNERS, LLC


                               By /s/ Charles F. Auster
                                  -------------------------------

                                  Name:  Charles F. Auster
                                  Title: Partner


     [SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT]